FOR IMMEDIATE RELEASE

ZST Digital Networks Inc. Announces Signing of First GPS Contract

ZHENGZHOU, CHINA, November 10, 2009 – ZST Digital Networks, Inc. (“ZST” or the “Company”) (NASDAQ: ZSTN), a major developer, manufacturer, and supplier of digital and optical network equipment to cable system operators in China, today announced that it has entered into an agreement with Xing Yang Security Service Co., Ltd. (“Xing Yang Security”), a provider of personal, logistics, and technology safety services, to provide GPS hardware installation and monthly call center service to Xing Yang Security.  Pursuant to the terms of the agreement, Xing Yang Security will pay 4,000,000 RMB to ZST upon entering into the agreement and an additional annual service fee up to approximately 500,000 RMB each year.

As part of the agreement, ZST will supply and install GPS tracking units in Xing Yang Securities’ armored trucks.  As part of the service offering, Xing Yang Security’s trucks will have access to ZST’s 24/7 call center which provides direction, information and emergency support for subscribers.

Commenting on the announcement, Mr. Zhong Bo, Chairman and Chief Executive Officer of ZST said, “We are pleased to announce our first major contract for our GPS device and services. Xing Yang Security is well suited to benefit from our wide-ranging GPS solutions.  With GPS tracking, mapping and emergency support functionality, our products are ideal for large commercial organizations in the security, shipping, logistics and transportation industries.  We believe the market for commercial and personal GPS devices and services in China remains largely untapped, representing a significant growth opportunity for ZST given our integrated product and service offering, strong product development capabilities, and track-record of successful execution.”

John Chen, Chief Financial Officer of ZST, commented, “Our GPS products and services represent a key growth engine for the company, and our agreement with Xing Yang Security highlights the quality of our product and service offering.  By providing hardware and installation in conjunction with services, this agreement will have an immediate impact on revenues, with the potential for steady and recurring service fee revenue in the coming years.  As we continue to market our GPS device and services solutions, we believe we have the potential to build a powerful platform for stable financial growth to complement our market leading position in the IPTV set-top box market.”

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About ZST Digital Networks, Inc.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a China-based company, principally engaged in supplying digital and optical network equipment and providing installation services to cable system operators in China.  The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises.  For more information about ZST Digital Networks, Inc., please visit http://www.shenyangkeji.com.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including our ability to maintain and increase revenues and sales of our products, our ability to develop and market new products, our strategic investments and acquisitions, compliances and changes in the laws of the People’s Republic of China (the “PRC”) that affect our operations, our ability to obtain all necessary government certifications and/or licenses to conduct our business, vulnerability of our business to general economic downturn, especially in the PRC, adverse capital and credit market conditions and our ability to meet liquidity needs, our agreement with Xing Yang Security, which may not result in the expected benefits since the agreement is subject to terms and conditions, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

Investor Relations:

ZST Digital Networks, Inc.
John Chen, Chief Financial Officer
Email: jchen@shenyangkeji.com

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Taylor Rafferty, US
Mahmoud Siddig, Investor Relations
Tel:   +1-212-889-4350
Email: zstdigital@taylor-rafferty.com
Web:   http://www.taylor-rafferty.com

Taylor Rafferty, Hong Kong
Ruby Yim, Investor Relations
Tel:   +852-3196-3712
Email: zstdigital@taylor-rafferty.com
Web:   http://www.taylor-rafferty.com

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